UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 11, 2011

Commission File Number:  000-03718

Park City Group, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
371454128
(IRS Employer Identification No.)

3160 Pinebrook Rd., Park City, Utah 84098
(Address of principal executive offices)

435-645-2000
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 11, 2011, the Board of Directors of Park City Group, Inc. (the "Company") appointed William S. Kies, Jr. to its Board of Directors to serve until the next annual meeting of shareholders or until his successor is elected and nominated. Mr. Kies is currently a principal of Kies Consulting, LLC, a premier consulting practice specializing in the supermarket industry since 1994. Clients include Fortune 100 consumer package goods corporations and companies offering national services, programs and in-store support to all channels of food distribution. Prior to Kies Consulting, which Mr. Kies founded in 1994, he was the President and Chief Operating Officer of IGA, Inc., the world's largest banner group of independent supermarkets with over 4,000 stores serviced by 24 wholesalers in 20 countries.

There are no arrangements or understandings between Mr. Kies and any other persons, naming such persons, pursuant to which Mr. Kies was selected as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park City Group, Inc.

Date:   November 16, 2011
By:	/s/ Ed Clissold

Name: Ed Clissold
Title: General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated November 16, 2011